                                                                   EXHIBIT 10.19

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                          EXODUS COMMUNICATIONS, INC.


                          LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
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
1.   DEFINITIONS AND CONSTRUCTION...........................................   1
     1.1    Definitions.....................................................   1
     1.2    Accounting Terms................................................   6

2.   LOAN AND TERMS OF PAYMENT..............................................   6
     2.1    Advances........................................................   6
     2.2    Overadvances....................................................   8
     2.3    Interest Rates, Payments, and Calculations......................   9
     2.4    Crediting Payments..............................................   9
     2.5    Fees............................................................   9
     2.6    Additional Costs................................................  10
     2.7    Term............................................................  10

3.   CONDITIONS OF LOANS....................................................  10
     3.1    Conditions Precedent to Initial Advance.........................  10
     3.2    Conditions Precedent to all Advances............................  11

4.   CREATION OF SECURITY INTEREST..........................................  11
     4.1    Grant of Security Interest......................................  11
     4.2    Delivery of Additional Documentation Required...................  11
     4.3    Right to Inspect................................................  11

5.   REPRESENTATIONS AND WARRANTIES.........................................  11
     5.1    Due Organization and Qualification..............................  11
     5.2    Due Authorization; No Conflict..................................  11
     5.3    No Prior Encumbrances...........................................  12
     5.4    Bona Fide Eligible Accounts.....................................  12
     5.5    Merchantable Inventory..........................................  12
     5.6    Name; Location of Chief Executive Office........................  12
     5.7    Litigation......................................................  12
     5.8    No Material Adverse Change in Financial Statements..............  12
     5.9    Solvency........................................................  12
     5.10   Regulatory Compliance...........................................  12
     5.11   Environmental Condition.........................................  12
     5.12   Taxes...........................................................  13
     5.13   Subsidiaries....................................................  13
     5.14   Government Consents.............................................  13
     5.15   Full Disclosure.................................................  13

6.   AFFIRMATIVE COVENANTS..................................................  13
     6.1    Good Standing...................................................  13
     6.2    Government Compliance...........................................  13
     6.3    Financial Statements, Reports, Certificates.....................  13
     6.4    Inventory; Returns..............................................  14
     6.5    Taxes...........................................................  14
     6.6    Insurance.......................................................  14
     6.7    Principal Depository............................................  15
     6.8    Quick Ratio.....................................................  15
     6.9    Debt-Net Worth Ratio............................................  15
     6.10   Tangible Net Worth..............................................  15
     6.11   Liquidity.......................................................  15
     6.12   Registration of Intellectual Property Rights....................  15

     6.13   Further Assurances..............................................  15

7.   NEGATIVE COVENANTS.....................................................  15
     7.1    Dispositions....................................................  15
     7.2    Change in Business..............................................  16
     7.3    Mergers or Acquisitions.........................................  16
     7.4    Indebtedness....................................................  16
     7.5    Encumbrances....................................................  16
     7.6    Distributions...................................................  16
     7.7    Investments.....................................................  16
     7.8    Transactions with Affiliates....................................  16
     7.9    Subordinated Debt...............................................  16
     7.10   Inventory.......................................................  16
     7.11   Compliance......................................................  16

8.   EVENTS OF DEFAULT......................................................  17
     8.1    Payment Default.................................................  17
     8.2    Covenant Default................................................  17
     8.3    Material Adverse Change.........................................  17
     8.4    Attachment......................................................  17
     8.5    Insolvency......................................................  17
     8.6    Other Agreements................................................  17
     8.7    Subordinated Debt...............................................  18
     8.8    Judgments.......................................................  18
     8.9    Misrepresentations..............................................  18

9.   BANK'S RIGHTS AND REMEDIES.............................................  18
     9.1    Rights and Remedies.............................................  18
     9.2    Power of Attorney...............................................  19
     9.3    Accounts Collection.............................................  19
     9.4    Bank Expenses...................................................  19
     9.5    Bank's Liability for Collateral.................................  19
     9.6    Remedies Cumulative.............................................  20
     9.7    Demand; Protest.................................................  20

10.  NOTICES................................................................  20

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................  20

12.  GENERAL PROVISIONS.....................................................  21
     12.1   Successors and Assigns..........................................  21
     12.2   Indemnification.................................................  21
     12.3   Time of Essence.................................................  21
     12.4   Severability of Provisions......................................  21
     12.5   Amendments in Writing, Integration..............................  21
     12.6   Counterparts....................................................  21
     12.7   Survival........................................................  21
     12.8   Confidentiality.................................................  21

     This LOAN AND SECURITY AGREEMENT is entered into as of June 14, 1996, by and between SILICON VALLEY BANK ("Bank") and EXODUS COMMUNICATIONS, INC. ("Borrower").

                                   RECITALS
                                   --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means an Advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached
                                                            ---------
hereto.

               "Committed Line" means One Million Dollars ($1,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that
                                                                 --------
standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date, provided that Accounts arising out of Borrower's connecting customers to the internet as to which the account debtor has failed to pay within sixty (60) days of invoice date shall not be Eligible Accounts;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Landlord Letter of Credit" means the standby letter of credit in the face amount of One

Hundred Thirty-Eight Thousand Dollars ($138,000) issued for the benefit of Washeop Associates Limited Partnership.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Maturity Date" means June 13, 2000.

               "Monthly Attrition" means a reduction in the aggregate number of subscribers to Borrower's service, measured as of the last day of a month as against the last day of the immediately preceding month.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c)  Subordinated Debt; and

               (d) Indebtedness to trade creditors incurred in the ordinary course of business.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition provided that the Lien is confined solely to the property so
                --------
acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Maturity Date" means the date immediately preceding the first anniversary of the date of this Agreement.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subscription-based Revenue" means the revenue received by Borrower from account debtors on account of invoices delivered for services to be rendered during the month in which the invoices are delivered, which invoices are paid by customers in the ordinary course of business within thirty (30) days after receipt of such invoices.

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2  Accounting Terms.  All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Advances.  Subject to and upon the terms and conditions of this
               --------
Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base minus, in each case, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to (i) eighty (80%) of Eligible Accounts plus
(ii) an amount equal to Ninety Percent (90%) of Borrower's aggregate Subscription-based Revenue for the three (3) months immediately preceding the month in which an Advance is requested; provided that the amount in clause (ii)
                                        --------
shall be excluded from the Borrowing Base after any month in which Borrower has suffered a Monthly Attrition of more than Fifteen Percent (15%) or a Monthly Attrition for two (2) consecutive months except to the extent such Monthly Attrition in each instance is due to a customer's converting its billing from a monthly to an annual basis. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

     The Revolving Facility shall terminate on the Revolving Maturity Date at which time all Advances under this Section 2.1 shall be immediately due and payable.

               2.1.1  Letters of Credit.
                      -----------------

                      (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Two Hundred Thousand Dollars ($200,000). Each such letter of credit shall have an expiry date no later than the Maturity Date; provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of the Revolving Facility is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

                      (b) The Obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit, except as caused by Bank's gross negligence or wilful misconduct.

               2.1.2  Letter of Credit Reimbursement; Reserve.
                      ---------------------------------------

                      (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency .

                      (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

               2.1.4  Equipment Advances.
                      ------------------

                      (a) At any time from the date hereof through the Revolving Maturity Date, Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to Eight Hundred Fifty Thousand Dollars ($850,000). Each Equipment Advance shall be in a minimum amount of Twenty Five Thousand Dollars ($25,000). The Equipment Advances shall be used to purchase Equipment approved from time to time by Bank and shall not exceed one hundred percent (100%) of the cost of such Equipment, excluding installation expense, freight discounts, warranty charges and taxes. Not more than twenty five percent (25%) of each Equipment Advance may be for software or Equipment purchased before the Closing Date, except (i) one (1) Equipment Advance may fund the prepayment and termination of equipment leases for Equipment acquired since June 1, 1995 and (ii) one (1) Equipment Advance in an amount up to Three Hundred Thousand Dollars ($300,000) (of which no more than Seventy Five Thousand Dollars ($75,000) may be for installation, freight, warranty charges and taxes) may finance the acquisition of Equipment in connection with Borrower's occupancy of its new offices.

                      (b) Interest shall accrue from the date of each Equipment Advance made on or prior to December 13, 1996 at the rate specified in Section 2.3(a), and shall be payable monthly on the thirteenth day of each month immediately following the date of such Equipment Advance through December 13, 1996. The Equipment Advance or Equipment Advances that are outstanding on December 13, 1996 shall be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on January 13, 1997.

                      Interest shall accrue from the date of each Equipment Advance made from December 14, 1996 through June 13, 1997 at the rate specified in Section 2.3(a), and shall be payable monthly on the thirteenth day of each month from the date of such Equipment Advance through June 13, 1997. The Equipment Advance or Equipment Advances that are outstanding on June 13, 1997 shall be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on July 13, 1997. The entire unpaid principal balance of the Equipment Advances plus accrued but unpaid interest shall be due and payable on the Maturity Date.

                      (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by
                                      ---------
a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

          2.2  Overadvances.  If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.
               ------------------------------------------

               (a)  Interest Rate.  Except as set forth in Section 2.3(b), any
                    -------------
Advances shall bear interest, on the average Daily Balance, at a rate equal to one (1.0) percentage points above the Prime Rate. Except as set forth in Section 2.3(b), any Equipment Advances shall bear interest on the average Daily Balance, at a rate equal to two and one-half (2.5) percentage points above the Prime Rate.

               (b)  Default Rate.  All Obligations shall bear interest, from
                    ------------
and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Payments.  Interest hereunder shall be due and payable on
                    --------
the thirteenth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Computation.  In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments.  Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Bank the following:
               ----

               (a)  Facility Fee.  A Facility Fee equal to Two Thousand Five
                    ------------
Hundred Dollars ($2,500), which fee shall be due upon the making of the first Advance (which shall not include issuing the Landlord Letter of Credit), plus Two Thousand Five Hundred Dollars ($2,500), which shall be payable when the aggregate Advances (excluding the Landlord Letter of Credit) exceed Five Hundred Thousand Dollars ($500,000), plus Four Thousand Two Hundred Fifty Dollars ($4,250), which shall be due on the Closing Date and shall be fully earned and nonrefundable;

               (b)  Financial Examination and Appraisal Fees.  Bank's customary
                    ----------------------------------------
fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts (not to exceed $400 per audit), and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents conducted in compliance with Section 6.3 herein;

               (c)  Bank Expenses.  Upon the date hereof, all Bank Expenses
                    -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses (not to exceed $1,500), and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6  Additional Costs.  In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that the Borrower shall not be liable for any such amount attributable to any period prior to the date one hundred and eighty (180) days prior to the date of such certificate. Bank agrees that it will allocate all such increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

          2.7  Term.  This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance.  The obligation of Bank
               ---------------------------------------
to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  a collateral assignment and patent mortgage;

               (d) an audit of Borrower's Accounts (provided the Landlord Letter of Credit shall not be deemed an "Advance" for the purpose of this clause
(d);

               (e)  financing statement (Form UCC-1);

               (f)  insurance certificate;


               (g)  payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

               (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances.  The obligation of Bank
               ------------------------------------
to make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest.  Borrower grants and pledges to Bank
               --------------------------
a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2  Delivery of Additional Documentation Required.  Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect.  Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification.  Borrower and each
               ----------------------------------
Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3  No Prior Encumbrances.  Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
               ---------------------------
existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5  Merchantable Inventory.  All Inventory is in all material
               ----------------------
respects of good and marketable quality, free from all material defects.

          5.6  Name; Location of Chief Executive Office.  Except as disclosed in
               ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7  Litigation.  Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8  No Material Adverse Change in Financial Statements.  All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9  Solvency.  Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          5.10 Regulatory Compliance.  Borrower and each Subsidiary has met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 Environmental Condition.  None of Borrower's or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12 Taxes.  Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.13 Subsidiaries.  Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14 Government Consents.  Borrower and each Subsidiary has obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.15 Full Disclosure.  No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1  Good Standing.  Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could reasonably be likely to have a Material Adverse Effect.

          6.2  Government Compliance.  Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3  Financial Statements, Reports, Certificates.  Borrower shall
               -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (provided that the audited financial statements and opinion for the fiscal year ending December 31, 1995, shall be due by July 30, 1996);
(c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be likely to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of
                          ---------
accounts receivable and accounts payable, a pre-billing schedule and a subscriber base schedule.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
   ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4  Inventory; Returns.  Borrower shall keep all Inventory in good
               ------------------
and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6  Insurance.
               ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7  Principal Depository.  Borrower shall within sixty (60) days of
               --------------------
the date of this Agreement establish its principal depository and operating accounts with Bank and shall thereafter maintain its principal depository and operating accounts with Bank.

          6.8  Quick Ratio.  Borrower shall maintain, as of the last day of each
               -----------
calendar month, a ratio of Quick Assets to Current Liabilities (excluding deferred revenues) of at least 1.25 to 1.0.

          6.9  Debt-Net Worth Ratio.  Borrower shall maintain, as of the last
               --------------------
day of each calendar month, a ratio of Total Liabilities (excluding deferred revenue) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 4.0 to 1.0.

          6.10 Tangible Net Worth.  Borrower shall maintain, as of the last day
               ------------------
of each calendar month, a Tangible Net Worth of not less than Five Hundred Thousand Dollars ($500,000), plus seventy-five percent (75%) of the proceeds from the sale of Borrower's equity securities.

          6.11 Liquidity.  Borrower shall maintain, as of the last day of each
               ---------
month, a balance of (i)
unencumbered and unrestricted cash and cash equivalents plus (ii) the lesser of
                                                        ----
the Committed Line or the Borrowing Base minus the aggregate outstanding
                                         -----
Advances, of not less than two (2) times the aggregate outstanding Equipment Advances.

          6.12 Registration of Intellectual Property Rights.  Borrower shall
               --------------------------------------------
register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty
(30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from which any of the Borrower's revenue is generated from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

          6.13 Further Assurances.  At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1  Dispositions.  Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          7.2  Change in Business.  Engage in any business, or permit any of its
               ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4  Indebtedness.  Create, incur, assume or be or remain liable with
               ------------
respect to any-Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7  Investments.  Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8  Transactions with Affiliates.  Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9  Subordinated Debt.  Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory.  Store the Inventory with a bailee, warehouseman, or
               ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11 Compliance.  Become an "investment company" controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be likely to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1  Payment Default.  If Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2  Covenant Default.  If Borrower fails to perform any obligation
               ----------------
under Sections 6.7, 6.8, 6.9, 6.10, or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3  Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4  Attachment.  If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5  Insolvency.  If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6  Other Agreements.  If there is a default in any agreement to
               ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7  Subordinated Debt.  If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

          8.9  Misrepresentations.  If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1  Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

               (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise ;

               (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (i)  Bank may credit bid and purchase at any public sale; and

               (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Power of Attorney.  Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated, provided that such appointments triggered by an Event of Default shall be irrevocable until the Event of Default is cured, to the extent such Event of Default may be cured.

          9.3  Accounts Collection.  At any time from the date of this
               -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4  Bank Expenses.  If Borrower fails to pay any amounts or furnish
               -------------
any required proof of
payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in
Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5  Bank's Liability for Collateral.  So long as Bank complies with
               -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6  Remedies Cumulative.  Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7  Demand; Protest.  Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.


     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:    Exodus Communications, Inc.
                        948 Benecia Avenue
                        Sunnyvale, CA  94086
                        Attn:  Richard Stoltz
                        FAX:  (408) 736-6843

     If to Bank:        Silicon Valley Bank
                        3003 Tasman Drive
                        Santa Clara, CA  95054
                        Attn:  Peter Kidder
                        FAX:  (408) 748-9478

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1  Successors and Assign.  This Agreement shall bind and inure to
                ---------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2  Indemnification.  Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3  Time of Essence.  Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.

          12.4  Severability of Provisions.  Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5  Amendments in Writing, Integration.  This Agreement cannot be
                ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7  Survival.  All covenants, representations and warranties made in
                --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8  Confidentiality.  In handling any confidential information Bank
                ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    EXODUS COMMUNICATIONS, INC.


                                    By: /s/ Richard S. Stoltz
                                       -------------------------------

                                    Title: COO
                                          ----------------------------


                                    SILICON VALLEY BANK


                                    By: /s/ Peter Kidder
                                       -------------------------------

                                    Title: VP
                                          ----------------------------

                                   EXHIBIT A
                                   ---------

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

             LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.



TO:  CENTRAL CLIENT SERVICE DIVISION     DATE:    __________________________

FAX#:  (408) 496-2426                    TIME:    __________________________

--------------------------------------------------------------------------------

FROM:___________________________________________________________________________
                         CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________________________
                         AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________________________

PHONE NUMBER:___________________________________________________________________

FROM ACCOUNT # ______________   TO ACCOUNT #____________________________________

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)        $___________________________________________
PRINCIPAL PAYMENT (ONLY)            $___________________________________________
INTEREST PAYMENT (ONLY)             $___________________________________________
PRINCIPAL AND INTEREST (PAYMENT)    $___________________________________________

OTHER INSTRUCTIONS:_____________________________________________________________

--------------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________                 _______________________________
          Authorized Requester                          Phone #

________________________________                 _______________________________
          Received By (Bank)                            Phone #


                            ________________________________
                                Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

================================================================================

Borrower:  EXODUS COMMUNICATIONS, INC.             Lender:   Silicon Valley Bank


Commitment Amount:  $1,000,000

================================================================================

ACCOUNTS RECEIVABLE
      1.  Accounts Receivable Book Value as of____                                      $________
      2.  Additions (please explain on reverse)                                         $________
      3.  TOTAL ACCOUNTS RECEIVABLE                                                     $________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.   Services Amounts over 90 days due $________
      5.   Connection Amounts over 60 days due                        $________
      6.   Balance of 50% over 90 day accounts                        $________
      7.   Concentration Limits                                       $________
      8.   Foreign Accounts                $________
      9.   Governmental Accounts           $________
      10.  Contra Accounts                 $________
      11.  Promotion or Demo Accounts                                 $________
      12.  Intercompany/Employee Accounts  $________
      13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                       $________
      14.  Eligible Accounts (#3 minus #13)                           $________
      15.  LOAN VALUE OF ACCOUNTS (80% of #14)                                          $________

SUBSCRIBER REVENUE
      16.  Subscriber Revenue for previous three months                                 $________
      17.  LOAN VALUE OF SUBSCRIBER REVENUE (90% of #16)                                $________

BALANCES
      18.  Maximum Loan Amount                                        $________
      19.  Total Funds Available [Lesser of #18 or (#15 plus #17)]                      $________
      20.  Present balance owing on Line of Credit                                      $________
      21.  Outstanding under Sublimits ( )                            $________
      22.  RESERVE POSITION (#19 minus #20 and #21)                                     $________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:
                                                      -------------------------
                                                             BANK USE ONLY
                                                             ---- --- ----
                                                         Rec'd by ___________
                                                                  Auth. Signer

EXODUS COMMUNICATIONS, INC.                              Date:_______________

                                                         Verified:___________
By:___________________________                                    Auth. Signer
     Authorized Signer                                   Date:_______________
                                                         ____________________
                                                      -------------------------

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE


TO:       SILICON VALLEY BANK

FROM:     EXODUS COMMUNICATIONS, INC.


     The undersigned authorized officer of EXODUS COMMUNICATIONS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     Reporting Covenant                            REQUIRED                                   COMPLIES
     ------------------                            --------                                   --------
     Monthly financial statements                  Monthly within 30 days    Yes              No
     Annual (CPA Audited)                          FYE within 90 days*                        Yes     No
     A/R & A/P Agings, BBC, Subscriber Base,
      Pre-billing Schedule                         Monthly within 15 days    Yes              No
     A/R Audit                                     Initial and Semi-Annual   Yes              No

     Financial Covenant                            REQUIRED                  ACTUAL           COMPLIES
     ------------------                            --------                  ------           --------
     Maintain on a Monthly Basis:
      Minimum Quick Ratio                          1.25:1.0                  _____:1.0        Yes     No
      Minimum Liquidity                            2x Advances               _____:1.0        Yes     No
      Minimum Tangible Net Worth                   $500,000**                $________        Yes     No
      Maximum Debt/Tangible Net Worth              4.0:1.0                   _____:1.0        Yes     No

     *  FY 95 auditeds due July 30, 1996
     ** Plus 75% of Equity Proceeds


                                                 -------------------------------

COMMENTS REGARDING EXCEPTIONS: See Attached.               BANK USE ONLY

                                                   Received by:_________________
                                                               AUTHORIZED SIGNER
Sincerely,

__________________________________                 Date:________________________
SIGNATURE
                                                   Verified:____________________
                                                              AUTHORIZED SIGNER
__________________________________
TITLE                                              Date:________________________

__________________________________                 Compliance Status:  Yes  No
DATE
                                                 -------------------------------

                    DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  Exodus Communications, Inc.             Bank:  Silicon Valley Bank

================================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $______________.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                           Revolving Line      Equipment Lease
                                                           --------------      ---------------
     Amount paid to Borrower directly:                     $____               $____
     Undisbursed Funds                                     $____               $____

     Principal                                             $1,000,000          $850,000

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

     Prepaid  Finance Charges Paid in Cash:                   $____
                $_____    Loan Fee
                $_____    Accounts Receivables Audit

     Other Charges Paid in Cash:                              $____
                $120      UCC Search Fees
                $_____    UCC Filing Fees
                $_____    Patent Filing Fees
                $_____    Trademark Filing Fees
                $_____    Copyright Filing Fees
                $1,500    Outside Counsel Fees and Expenses (Estimate)

     Total Charges Paid in Cash                               $____


AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF __________, 19___.

BORROWER:

EXODUS COMMUNICATIONS, INC.

___________________________________
Authorized Officer

================================================================================

                        AGREEMENT TO PROVIDE INSURANCE


GRANTOR:  EXODUS COMMUNICATIONS, INC.              BANK:   Silicon Valley Bank

================================================================================

     INSURANCE REQUIREMENTS. EXODUS COMMUNICATIONS, INC. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:     All Inventory, Equipment and Fixtures.
          Type:           All risks, including fire, theft and liability.
          Amount:         Full insurable value.
          Basis:          Replacement value.
          Endorsements:   Loss payable clause to Bank with stipulation that
                          coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of June 14, 1996, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JUNE 14, 1996.

GRANTOR:

EXODUS COMMUNICATIONS, INC.


x
  Authorized Officer

================================================================================
______________________________ FOR BANK USE ONLY
                            INSURANCE VERIFICATION

DATE:                                                     PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
       ------                                                      __________
EFFECTIVE DATES:_____________________________________________________________
COMMENTS:       _____________________________________________________________

================================================================================
                _____________________________________________________________
                _____________________________________________________________

                        CORPORATE RESOLUTIONS TO BORROW

================================================================================

BORROWER:   EXODUS COMMUNICATIONS, INC.

================================================================================

     I, the undersigned Secretary or Assistant Secretary of EXODUS COMMUNICATIONS, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:


     NAMES                 POSITIONS                    ACTUAL SIGNATURES
     --------------------------------------------------------------------
______________________     _________________________
                                                        _______________________
______________________     _________________________
                                                        _______________________
______________________     _________________________
                                                        _______________________
______________________     _________________________
                                                        _______________________
______________________     _________________________
                                                        _______________________

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Silicon Valley Bank
     ------------
("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of June 14, 1996 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT; FOREIGN EXCHANGE. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on June 13, 1996 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:

                                         X

================================================================================

                                         _______________________________________

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of August 27, 1996, by and between Exodus Communications, Inc. ("Borrower") whose address is 1605 Wyatt Drive, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 14, 1996, together with all schedules thereto (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Revolving Facility in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Committed Line") and an equipment loan in the original principal amount of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) (the "Equipment Line"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and Security Agreement dated June 13, 1996.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement.
          ---------------------------------

          1. The following is hereby added to the defined term "Permitted Indebtedness":

               (e)  Indebtedness secured by Permitted Liens.

          2. The following is hereby added to the defined term "Permitted Liens" as subparagraph (d). Accordingly, the existing subparagraph (d) shall be amended to become subparagraph (e) :

               (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to operating or capital leases in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement); and

               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (d) above, provided that any
                                                           --------
               extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

EXODUS COMMUNICATIONS, INC.              SILICON VALLEY BANK


By:_________________________             By:________________________________
Name:_______________________             Name:______________________________
Title:______________________             Title:_____________________________

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 25, 1997, by and between Exodus Communications Inc. ("Borrower') whose address is 1605 Wyatt Drive, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank")") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 14, 1996, together with all schedules thereto (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Revolving Facility in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Committed Line") and an equipment loan in the original principal amount of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) (the "Equipment Line"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTEES. Repayment of the Indebtedness
     ----------------------------------------
is secured by the Collateral as defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and Security Agreement dated June 13, 1996.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------


     A.   Modification(s) to Loan Agreement.
          ---------------------------------

          1. Section 2.1 entitled "Advances" is hereby amended in part to provide that the defined term "Borrowing Base" shall mean:

               Prior to Private Placement (as defined herein): an amount equal
               --------------------------
               to (I) forty percent (40%) of Eligible Accounts plus (ii) an amount equal to ninety percent (90%) of the sum of one and one-half times the recurring monthly revenue for the month immediately preceding the month in which an Advance is requested.

               Upon and after Private Placement: an amount equal to (i) eighty
               --------------------------------
               percent (80%) of Eligible Accounts plus (ii) an amount equal to ninety percent (90%) of the sum of three times the recurring monthly revenue for the month immediately preceding the month in which an Advance is requested.

          2. Section 2.1.1 entitled "Letters of Credit" is hereby amended in part to provide that the amount referenced therein shall be increased to Three Hundred Thousand and 00/100 Dollars ($300,000.00).

         3.   Section 6.8 entitled "Quick Ratio" is hereby amended as follows:

              Upon the earlier to occur of: (a) the Private Placement closing or
              (b) May 31, 1997. Borrower shall maintain, on a monthly basis, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue) of at least 1.25 to 1.00.

         4. Section 6.9 entitled "Debt-Net Worth Ratio" is hereby amended as follows:

              Upon the earlier to occur of: (a) the Private Placement closing or
              (b) May 31, 1997. Borrower shall maintain, on a monthly basis, a ratio of Total Liabilities (excluding deferred revenue) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.50 to 1.00.

         5. Section 6.10 entitled "Tangible Net Worth" is hereby deleted in its entirety and replaced with, the following:

              Maximum Loss (Tested quarterly). Borrower shall not permit a loss of more than: $4,000,000.00 for the quarter ending March 31, 1997; $5,000,000.00 for the quarter ending June 30, 1997; $5,200,000.00 for the quarter ending September 30, 1997; and $4,500,000.O0 for the quarter ending December 31, 1997.

         6.   Section 6.14 is hereby incorporated to read as follows:

              Private Placement. Borrower shall be in receipt of no less than
              -----------------
              $15,000,000.00 from its Series C private placement (the "Private Placement") no later than May 31, 1997.

     B   Waiver of Covenant Defaults.
         ---------------------------

              Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Quick Ratio and Debt-Net Worth Ratio covenants as of the, months ended September 30 1996, October 31, 1996, November 30, 1996, December 31, 1996, January 31, 1997, and February 28, 1997. Bank's waiver of Borrower's compliance of these covenants shall apply to the foregoing periods. Accordingly, for the month end in which the Borrower receives the Private Placement, Borrower shall be in compliance with these covenants, as amended pursuant to this Loan Modification Agreement.

              Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and
              (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

EXODUS COMMUNICATIONS, INC.                  SILICON VALLEY BANK

By: [ILLEGIBLE]                              By: Peter Akidder
   ------------------------------               ------------------------------

Name:[ILLEGIBLE]                             Name: Peter Akidder
     -----------------------------                -----------------------------

Title:[ILLEGIBLE]                            Title: Vice President
      ----------------------------                 ----------------------------

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of June 13, 1997, by and between Exodus Communications, Inc. ("Borrower") whose address is 1605 Wyatt Drive, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be
     ------------------------------------
owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 14, 1996, together with all schedules thereto (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Revolving Facility") and an equipment loan in the original principal amount of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00) (the "Equipment Line"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and Security Agreement dated June 13, 1996.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement.
          ---------------------------------

          1.   The term "Revolving Maturity Date" shall mean July 13, 1997.

          2. Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to allow Borrower to deliver to Bank as soon as available but in any event, no later than July 13, 1997, Borrower's audited financial statements and opinion for the fiscal year ended December 31, 1996.

          3. The "Quick Ratio" and the "Debt - Net Worth Ratio" covenants, as described in Section 6.8 and Section 6.9, respectively, shall not be tested by Bank for the month ending June 30, 1997.

          4. Section 6.14 entitled "Private Placement" is hereby deleted in its entirety.

          5. The following definition is hereby incorporated into the Loan Agreement.

               "Private Placement" means the date in which Borrower is in receipt of no less than $15,000,000.00 from its Series C private placement.

     B.   Waiver of Covenant Defaults.
          ----------------------------

               Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Quick Ratio, Debt-Net Worth Ratio and Private Placement covenants as of the month ended May 31, 1997. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, for the month end in which the Borrower receives the Private Placement Borrower shall be in compliance with the foregoing covenants, as amended herein.

               Bank's agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
     ------------------
necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Banks agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                         BANK:


EXODUS COMMUNICATIONS, INC.                       SILICON VALLEY BANK

By: [SIGNATURE ILLEGIBLE]                         By: /s/ Peter A. Kidder
   ---------------------------                       --------------------------
Name: illegible                                   Name: Peter A. Kidder
     -------------------------                         ------------------------
Title:  illegible                                 Title: Vice President
     -------------------------                         ------------------------

                                   AMENDMENT
                                      TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     This Amendment to Loan and Security Agreement is entered into as of December 8, 1997 by and between SILICON VALLEY BANK ("Bank") and EXODUS COMMUNICATIONS, INC. ("Borrower").

                                   RECITALS
                                   --------

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 14, 1996, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The following definitions in Section 1.1 are amended to read as follows:

          "Committed Line" means Five Million Dollars ($5,000,000).

          "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement and the current month's scheduled principal payments of long term debt.

          "Pre-billed Revenue" means the revenue received by Borrower from account debtors on account of invoices delivered for services to be rendered in the ordinary course of Borrower's business during the period following receipt of such invoices, which invoices are to be paid by customers in the ordinary course of business within thirty (30) days after receipt of such invoices.

          "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated unrestricted cash, cash-equivalents, accounts receivable, current month's Pre-billed Revenue and investments with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

          "Revolving Maturity Date" means December 7, 1998.

     2.   Section 2.1 is amended to read as follows:

          2.1  Advances. Subject to and upon the terms and conditions of this
               --------
     Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of the Committed Line or the Borrowing Base minus, in each case, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty (80%) of Borrower's aggregate Pre-billed Revenue for the month immediately preceding the month in which an Advance is requested times four (4); provided that no Advances
                                                      --------
     may be outstanding after any month in which Borrower has suffered a decline in Pre-billed Revenue from the immediately previous month. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
     Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

          Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make
                               ---------
     Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and

     Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

          The Revolving Facility shall terminate on the Revolving Maturity Date at which time all Advances under this Section 2.1 shall be immediately due and payable.

     3. The reference in Section 2.1.1 to "Three Hundred Thousand Dollars ($300,000)" is amended to be "One Million Five Hundred Thousand Dollars ($1,500,000)."

     4.   Section 2.3(a) is amended to read as follows:

          (a)  Interest Rate. Except as set forth in Section 2.3(b), any
               -------------
Advances under Section 2.1 shall bear interest, on the average Daily Balance, at a rate equal to one percent (1.00%) above the Prime Rate and, after the Borrower closes its initial public offering, at a rate equal to the Prime Rate.

     5.   Sections 6.8, 6.9, and 6.10 are amended to read as follows:

          6.8  Quick Ratio.  Borrower shall maintain, as of the last day of each
               -----------
calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.00, provided that such ratio for the month ending December 31, 1997 shall be at least 0.75 to 1.00. Beginning February 28, 1998, Borrower shall maintain, as of the last day of each month, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.0.

          6.9  Profitability. Borrower shall not suffer a loss in excess of
               -------------
$7,700,000 for the fiscal quarter ending December 31, 1997; a loss in excess of $9,000,000 for the fiscal quarter ending March 31, 1998; a loss in excess of $7,800,000 for the fiscal quarter ending June 30, 1998; or a loss in excess of $5,100,000 for the fiscal quarter ending September 30, 1998.

          6.10 Monthly Decline in Pre-billed Revenue. Borrower shall not suffer
               -------------------------------------
any decline in the Pre-billed Revenue for any month from the immediately preceding month.

     6. The Borrowing Base Certificate and Compliance Certificate to be delivered after the date of this Amendment shall be in substantially the form of Exhibit C and Exhibit D hereto. The Borrowing Base Certificate and aged listings
---------     ---------
of Accounts Receivable and Accounts Payable shall be due only for months in which any Advances are outstanding.

     7. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10. As a condition to the effectiveness of this Amendment, Borrower shall pay a Facility Fee in an amount equal to Twenty Five Thousand Dollars ($25,000), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment, and shall deliver to Bank a warrant to purchase stock in a form reasonably acceptable to Bank.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                              EXODUS COMMUNICATIONS, INC.


                              By:__________________________________

                              Title:_______________________________



                              SILICON VALLEY BANK


                              By:__________________________________

                              Title:_______________________________

                                   EXHIBIT C

                          BORROWING BASE CERTIFICATE

________________________________________________________________________________

Borrower:  EXODUS COMMUNICATIONS, INC.        Lender:  Silicon Valley Bank


Commitment Amount:  $5,000,000

________________________________________________________________________________

SUBSCRIBER REVENUE

     1.   Pre-billed Revenue for previous month, times 4               $________
     2.   LOAN VALUE OF SUBSCRIBER REVENUE (80% of #1)                 $________

BALANCES
     3.   Maximum Loan Amount                             $_________
     4.   Total Funds Available (Lesser of #2 or #3)                   $________
     5.   Present balance owing on Line of Credit                      $________
     6.   Outstanding under Sublimits ( )                 $_________
     7.   RESERVE POSITION (#4 minus #5 and #6)                        $________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:


EXODUS COMMUNICATIONS, INC.


By: _____________________________
        Authorized Signer

----------------------------------------------
               BANK USE ONLY
               ---- --- ----

 Rec'd By:________
          Auth. Singner

 Date:_________

 Verified:_______
          Auth. Singner

 Date:_________

----------------------------------------------

                        FORM OF COMPLIANCE CERTIFICATE

                                  EXHIBIT D

TO:  SILICON VALLEY BANK

FROM:  EXODUS COMMUNICATIONS, INC.

The undersigned authorized officer of EXODUS COMMUNICATIONS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

          PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     Reporting Covenant               REQUIRED                                 COMPLIES
     ------------------               --------                                 --------
     Monthly financial statements     Monthly within 30 days         Yes        No
     Annual (CPA Audited)             FYE within 90 days             Yes        No
     A/R & A/P Agings                 Monthly within 20 days/1/      Yes        No
     A/R Audit                        Initial and Semi-Annual        Yes        No

     Financial Covenant              REQUIRED                 ACTUAL           COMPLIES
     ------------------              --------                 ------           --------
     Maintain on a Monthly Basis:
     Minimum Liquidity               2xEquip.Advances         _____:1.0         Yes   No
     Minimum Quick Ratio             1.00:1.00/2/             _____:1.0         Yes   No
     Quarterly Profitability         /3/                      $________         Yes   No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

1  When Advances outstanding
2  0.75:1.00 for 12/31/97. 1.50:1.00 for 2.28.97 and thereafter
3  Loss not to exceed $7,700,000 at 12/31/97; $9,000,000 at   3/31/98;
$7,800,000 at 6/30/98; or $5,100,000 at 9/30/98.

Sincerely,

______________________________
Signature

______________________________
Title

______________________________
Date

--------------------------------------------

               BANK USE ONLY

Received By:______________________
             Authorized Signer

Date:_____________________________

Verified:_________________________
             Authorized Signer

Date:_____________________________

Compliance Status:         Yes  No

--------------------------------------------

                        CORPORATE RESOLUTIONS TO BORROW

================================================================================

BORROWER:   EXODUS COMMUNICATIONS, INC.

================================================================================

     I, the undersigned Secretary or Assistant Secretary of Exodus Communications, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:


  NAMES                   POSITIONS             ACTUAL SIGNATURES
  --------------------------------------------------------------
________________          _________________     ____________________

________________          _________________     ____________________

________________          _________________     ____________________

________________          _________________     ____________________

________________          _________________     ____________________

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in the Amendment to Loan and Security Agreement dated as of December 8, 1997, as amended from time to time by Bank and Corporation.

     EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     LETTERS OF CREDIT. To execute letters of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

     FOREIGN EXCHANGE CONTRACTS. To request Bank to enter into foreign exchange contracts on its behalf.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on December 8, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:

                                         X______________________________________

================================================================================

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 30, 1997, by and between Exodus Communications, Inc. ("Borrower") whose address is 2650 San Tomas Expressway, Santa Clara, CA 95051, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 14, 1996, together with all schedules thereto (the "Loan Agreement"), as may be amended from time to time. The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million Dollars ($1,000,000) (the "Revolving Facility"). The Revolving Facility has been modified pursuant to, among other documents, an Amendment to Loan and Security Agreement dated December 8, 1997, pursuant to, among other things the Committed Line was increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and Security Agreement dated June 13, 1996.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Waiver of Covenant Defaults.
          ---------------------------

          Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with (i) the Quick Ratio and Debt-Net Worth Ratio covenants as of the month ended November 30, 1997 and (ii) the Profitability covenant as of the fiscal quarter ending December 31, 1997. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, Borrower shall be in compliance with (a) the Quick Ratio covenant as of month ending December 31, 1997 and (b) the Profitability covenant as of the fiscal quarter ending March 31, 1998. Pursuant to an Amendment to Loan and Security Agreement dated December 8, 1997, the Debt-Net Worth Ratio covenant is no longer required.

          Bank's agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

EXODUS COMMUNICATIONS, INC.              SILICON VALLEY BANK


By:___________________________           By:___________________________

Name:_________________________           Name:_________________________

Title:________________________           Title:________________________

                                       2